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                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549


                                  Form 8-K

                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 2002

     --------------------------------------------------------------------------------------------------------
                         Exact Name of Registrant as
                        Specified in its Charter and                                         I.R.S.
      Commission File   Principal Office Address and             States of                  Employer
          Number              Telephone Number                 Incorporation         Identification Number
     --------------------------------------------------------------------------------------------------------
          1-16681       The Laclede Group, Inc.                Missouri              74-2976504
                        720 Olive Street
                        St. Louis, MO  63101
                        314-342-0500
     --------------------------------------------------------------------------------------------------------
          1-1822        Laclede Gas Company                    Missouri              43-0368139
                        720 Olive Street
                        St. Louis, MO  63101
                        314-342-0500
     --------------------------------------------------------------------------------------------------------


                                    NONE
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        (Former name or former address, if changed since last report)



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Item 5.  Other Events

         On October 3, 2002, the Missouri Public Service Commission ("MoPSC") approved the settlement of Laclede Gas Company's request for a general rate increase filed on January 25, 2002. The request sought an increase in its annual revenues of $36.1 million to recover increased costs related to the operation of its gas distribution system. During August and September 2002, Laclede Gas, the Staff of the MoPSC and the Office of Public Counsel executed several stipulations and agreements that resulted in the recommended settlement among the active parties of all issues in the proceeding, including:

         o    Effective date for new rates of November 1, 2002,
         o    Increased annual revenues for Laclede Gas by $14 million,
         o Weather mitigation mechanism that would generally protect Laclede Gas' customers from weather-related fluctuations in their bills and help stabilize the Company's earnings by significantly mitigating weather-related under and over recoveries of its distribution costs, and
         o Moratorium on filings by Laclede Gas Company for general base rate increases for a period of 16 months from November 1, 2002.

         Effective September 30, 2002, Mr. Barry C. Cooper was elected the Company's Chief Financial Officer. Mr. Cooper joined the Company following the May 2002 announcement of Mr. Gerald T. McNeive, Jr., the Company's then Senior Vice President - Finance and General Counsel, that he would retire effective October 1, 2002.

         On September 16, 2002, Laclede Gas Company executed a loan agreement for a revolving credit facility in the aggregate principal amount of up to $215 million, which may be increased to up to $250 million under certain terms and conditions if there is no default or event of default under the loan agreement. Laclede Gas generally uses this line to support its commercial paper program. The term of the loan is 364 days, with the opportunity to request an extension of the loan for additional 364-day periods under certain circumstances. U.S. Bank National Association is the administrative agent for the banks under the loan agreement.

         At a Board meeting on August 22, 2002, the Company's Board of Directors adopted a new meeting schedule and bylaw amendment that moves the annual meeting of shareholders from the fourth Thursday of January to the last Thursday of January. As a result, the annual meeting in January 2003 will be held on Thursday, January 30, 2003.

         On August 6, 2002, Moody's Investors Service ("Moody's") announced downgrades of securities of Laclede Gas Company and The Laclede Group, Inc. Moody's downgraded the senior secured ratings of Laclede Gas Company from A1 to A3 and the commercial paper rating of Laclede Gas Company from Prime-1 to Prime-2. The outlook indication from Moody's is stable. Moody's cited Laclede Gas' declining debt protection measures and the continuing sensitivity of its earnings and cash flow to weather fluctuations in the absence of regulatory relief for warmer than normal winters, and other pending regulatory matters. The Company believes that the settlement of Laclede Gas Company's rate case discussed above mitigates the impact of weather on the future financial results of Laclede Gas. Moody's indicated that it would review the potential impact of pending regulatory decisions as they occur.



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         As a result of the downgrades, the credit ratings for the
outstanding securities and for The Laclede Group on a corporate level are as follows:

Type of Facility                            Moody's        S&P        Fitch
----------------                            -------        ---        -----
Laclede Gas Commercial Paper                P-2            A-1
Laclede Gas First Mortgage Bonds            A3             A+         A+
The Laclede Group Corporate Rating                         A+

         Effective, July 1, 2002, shares purchased under The Laclede Group's Dividend Reinvestment and Stock Purchase Plan are originally issued shares obtained from the Company. Originally issued shares are used for the purchase of shares through the dividend reinvestment feature of the Plan as well as the optional cash purchase feature of the Plan. As a result, the number of outstanding shares as of October 1, 2002 is 18,957,798.

         Some of the information and discussion included in this Form 8-K contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements related to future events or future financial performance may use certain words, such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "seek" and similar words and expressions that identify forward-looking statements that involve uncertainties and risks. Future developments, however, may not be in accordance with expectations or beliefs, and the effect of future developments may not be those anticipated. Some of the factors that may cause results to differ materially from those contemplated include:
o legislative, regulatory and judicial mandates and decisions, some of which may be retroactive, including those affecting
         *    allowed rates of return
         *    incentive regulation
         *    industry and rate structures
         *    purchased gas adjustment provisions
         *    franchise renewals
         *    environmental or safety matters
         *    taxes
         *    accounting standards;
o capital and energy commodity market conditions including the ability to obtain funds for necessary capital expenditures and the terms and conditions imposed for obtaining sufficient gas supply;
o        general economic, competitive, political and regulatory conditions;
o        the results of litigation;
o the ability to collect amounts owed from customers, as well as any conservation efforts of customers; and
o        employee workforce issues.

         You are urged to consider the risks, uncertainties and other factors that could affect the business. We do not, by including this statement, assume any obligation to publicly update or revise any particular forward-looking statement in light of future events.

Item 7.  Exhibits.

         See the Index to Exhibits.



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                                  SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     THE LACLEDE GROUP, INC.


                                     By: /s/ Douglas H. Yaeger
                                         --------------------------------------
                                     Name:  Douglas H. Yaeger
                                     Title: Chairman of the Board, President
Dated: October 3, 2002                      And Chief Executive Officer

                                     LACLEDE GAS COMPANY


                                     By: /s/ Douglas H. Yaeger
                                         --------------------------------------
                                     Name:  Douglas H. Yaeger
Dated: October 3, 2002               Title: Chairman of the Board, President
                                            And Chief Executive Officer



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                              Index to Exhibits

Exhibit No.
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    1         Bylaws of The Laclede Group, Inc. as amended August 22, 2002.

    2 Loan Agreement dated September 16, 2002 by and among Laclede Gas Company and the Banks from time to time party thereto and U.S. Bank National Association as administrative agent for the Banks.